EXHIBIT 10.4

FORM OF ADDITIONAL INVESTMENT RIGHT

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

INTEGRATED BIOPHARMA, INC.

ADDITIONAL INVESTMENT RIGHT

Additional Investment Right No.: __________
Number of Preferred Shares: ___________
Number of Additional Warrants: _________
Date of Issuance: April ___, 2004 (“Issuance Date”)

Integrated BioPharma, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received, the receipt and sufficiency of which are hereby acknowledged, [_________________], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after the date hereof, but not after 11:59 P.M., New York Time, on the Expiration Date (as defined below), up to a total of ______1, Preferred Shares (as defined in the Securities Purchase Agreement (as defined below)) and up to ______2 Additional Warrants (as defined in the Securities Purchase Agreement). (collectively, the “Additional Investment Right Securities”). Except as otherwise defined herein, capitalized terms in this Additional Investment Right shall have the meanings set forth in Section 14 or in that certain Securities Purchase Agreement, dated as of April __, 2004 (the “Initial Issue Date”), by and among the Company and the buyers (the “Buyers”) referred to therein, including the Holder (the “Securities Purchase Agreement”). This Additional Investment Right (including all Additional Investment Rights issued in exchange, transfer or replacement hereof, the “AIR”) is one of the AIRs (as defined in the Securities Purchase Agreement) (the “AIRs”) issued pursuant to Section 1 of the Securities Purchase Agreement.

1 Insert number set forth opposite such Buyer’s name in column 5 of the Schedule of Buyers to the Securities Purchase Agreement.

2 Insert number to acquire that number of shares of Common Stock equal to one-half of the number of Conversion Shares issuable upon conversion of the Preferred Shares issuable pursuant to this AIR.

1.     EXERCISE OF AIR.

(a)     Mechanics of Exercise. Subject to the terms and conditions hereof, this AIR may be exercised by the Holder hereof on any day (the “Exercise Date”) beginning after the date hereof and ending on and including the date which is eighteen (18) months following the Closing Date (as defined in the Securities Purchase Agreement) (the “Expiration Date”), in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of such Holder’s election to exercise this AIR, (ii) payment to the Company of an amount equal to $10,000 for each Preferred Share and related Warrant as to which this AIR is being exercised (the “Exercise Price”) in cash or wire transfer of immediately available funds. The date the Exercise Notice and the Exercise Price are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The Holder of this AIR shall not be required to deliver the original AIR in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Additional Investment Right Securities shall have the same effect as cancellation of the original AIR and issuance of a new AIR evidencing the right to purchase the remaining number of Additional Investment Right Securities. As soon as practicable following the Exercise Date, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Notice and the Exercise Price to the Holder hereof. On or before the fifth Business Day following the Exercise Date, the Company shall issue and deliver to the address as specified in the Exercise Notice, (i) ___ Preferred Shares, registered in the name of the Holder of this AIR or its designee, and (ii) ____ Additional Warrants, registered in the name of the Holder of this AIR or its designee, for the number of Additional Warrants to which the Holder of this AIR is entitled pursuant to such exercise. On the Exercise Date, the Holder of this AIR shall be deemed for all corporate purposes to have become the Holder of record of the Additional Investment Right Securities with respect to which this AIR has been exercised, irrespective of the date of delivery of the certificates or other documentation evidencing such Additional Investment Right Securities. Upon surrender of this AIR to the Company following one or more partial exercises, the Company shall as soon as practicable and in no event later than three Business Days after receipt of the AIR and at its own expense, issue a new AIR (in accordance with Section 4(d)) representing the right to purchase the number of Additional Investment Right Securities purchasable immediately prior to such exercise under this AIR, less the number of Additional Investment Right Securities with respect to which this AIR is exercised. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Additional Investment Right Securities upon exercise of this AIR.

(b)     Company’s Failure to Timely Deliver Additional Investment Right Securities. If the Company shall fail for any reason or for no reason to issue to the Holder within three Business Days of the Exercise Date, Preferred Shares and Additional Warrants or other documentation evidencing the Additional Investment Right Securities upon the Holder’s exercise of this AIR, the Company shall pay as additional damages in cash to such Holder on each day after such third Business Day that the issuance of such Additional Investment Right Securities is not timely effected an amount equal to 1.0% of the Stated Value of the Preferred Shares into which this AIR is exercisable.

(c)     Absolute and Unconditional Obligation. The Company’s obligations to issue and deliver Additional Investment Right Securities in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates or other documentation representing Additional Investment Right Securities upon exercise of the AIR as required pursuant to the terms hereof.

(d)     Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Additional Investment Right Securities, the Company shall promptly issue to the Holder the number of Additional Investment Right Securities that are not disputed and resolve such dispute in accordance with Section 10.

2.     PURCHASE RIGHTS; ORGANIC CHANGE.

(a)     Purchase Rights. The Company shall give the Holder at least ten (10) Business Days’ prior written notice prior to granting, issuing, or selling any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock.

(b)     Organic Change. Prior to the consummation of any (i) sale of all or substantially all of the Company’s assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the Person issuing the securities or providing the assets in such Organic Change (in each case, the “Acquiring Entity”) a written agreement (in form and substance reasonably satisfactory to the Holders of the AIRs representing at least two-thirds of the shares of Common Stock obtainable upon exercise of the AIRs then outstanding) to deliver to the Holder of this AIR in exchange for this AIR, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this AIR and reasonably satisfactory to the Holder of this AIR (including, an adjusted exercise price equal to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and exercisable for a corresponding number of shares of Common Stock acquirable and receivable upon exercise of this AIR (without regard to any limitations on the exercise of this AIR), if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger or sale). In the event that an Acquiring Entity is directly or indirectly controlled by a company or entity whose common stock or similar equity interest is listed, designated or quoted on a securities exchange or trading market, the Holder of this AIR may elect to treat such Person as the Acquiring Entity for purposes of this Section 2(b). Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the Holders of the AIRs representing at least two-thirds of the shares of Common Stock obtainable upon exercise of the AIRs then outstanding) to insure that the Holder of this AIR thereafter will have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of this AIR (assuming the subsequent exercise and conversion of the Additional Investment Right Securities) (without regard to any limitations on the exercise of this AIR or the subsequent exercise or conversion of the Additional Investment Right Securities), such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the exercise of this AIR (assuming the subsequent exercise and conversion of the Additional Investment Right Securities) as of the date of such Organic Change (without regard to any limitations on the exercise of this AIR or the subsequent exercise or conversion of the Additional Investment Right Securities).

3.     NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or through any Organic Change, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this AIR, and will at all times in good faith carry out all the provisions of this AIR and take all action as may be required to protect the rights of the Holder of this AIR.

4.     REISSUANCE OF AIRS.

(a)     Transfer of AIR. If this AIR is to be transferred, the Holder shall surrender this AIR to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder of this AIR a new AIR (in accordance with Section 4(d)), registered as the Holder of this AIR may request, representing the right to purchase the number of Additional Investment Right Securities being transferred by the Holder and, if less then the total number of Additional Investment Right Securities then underlying this AIR is being transferred, a new AIR (in accordance with Section 4(d)) to the Holder of this AIR representing the right to purchase the number of Additional Investment Right Securities not being transferred.

(b)     Lost, Stolen or Mutilated AIR. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this AIR, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder of this AIR to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this AIR, the Company shall execute and deliver to the Holder a new AIR (in accordance with Section 4(d)) representing the right to purchase the Additional Investment Right Shares then underlying this AIR.

(c)     AIR Exchangeable for Multiple AIR. This AIR is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new AIR or AIR (in accordance with Section 4(d)) representing in the aggregate the right to purchase the number of Additional Investment Right Securities then underlying this AIR, and each such new AIR will represent the right to purchase such portion of such Additional Investment Right Securities as is designated by the Holder of this AIR at the time of such surrender.

(d)     Issuance of New AIR. Whenever the Company is required to issue a new AIR pursuant to the terms of this AIR, such new AIR (i) shall be of like tenor with this AIR, (ii) shall represent, as indicated on the face of such new AIR, the right to purchase the Additional Investment Right Securities then underlying this AIR (or in the case of a new AIR being issued pursuant to Section 4(a) or Section 4(c), the Additional Investment Right Securities designated by the Holder of this AIR which, when added to the number of Additional Investment Right Securities underlying the other new AIR issued in connection with such issuance, does not exceed the number of Additional Investment Right Securities then underlying this AIR), (iii) shall have an issuance date, as indicated on the face of such new AIR which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this AIR.

5.     COVENANTS. Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York Time, on the first Business Day following each Exercise Date or Company Election Exercise Date, as the case may be, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the exercise of this AIR in the form required by the 1934 Act, and attaching all material documents with respect to the exercise of this AIR as an exhibit to such filing (including all attachments, the “8-K Filing”).

6.     NOTICES. Whenever notice is required to be given under this AIR, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder of this AIR with prompt written notice of all actions taken pursuant to this AIR, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder of this AIR (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grants, issues or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to Holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

7.     AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this AIR may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holders of the AIR representing at least a majority of the Preferred Shares obtainable upon exercise of the AIRs (as defined in the Securities Purchase Agreement) then outstanding; provided that no such action may increase the exercise price of any AIRs or decrease the number of shares or class of stock obtainable upon exercise of any AIRs without the written consent of the Holder of this AIR. No such amendment shall be effective to the extent that it applies to less than all of the Holders of the AIRs then outstanding.

8.     GOVERNING LAW. This AIR shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this AIR shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

9.     CONSTRUCTION; HEADINGS. This AIR shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any person as the drafter hereof. The headings of this AIR are for convenience of reference and shall not form part of, or affect the interpretation of, this AIR.

10.     DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Additional Investment Right Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile as soon as practicable following receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder of this AIR. If the Holder of this AIR and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Additional Investment Right Securities, within five (5) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall within one (1) Business Day submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder of this AIR or (b) the disputed arithmetic calculation of the Additional Investment Right Securities to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

11.     REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this AIR shall be cumulative and in addition to all other remedies available under this AIR, the Securities Purchase Agreement and the other Transaction Documents (as defined in the Securities Purchase Agreement), at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder of this AIR to pursue actual damages for any failure by the Company to comply with the terms of this AIR. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder of this AIR and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder of this AIR shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

12.     TRANSFER. This AIR may be offered for sale, sold, transferred or assigned without the consent of the Company.

13.     CERTAIN DEFINITIONS. For purposes of this AIR, the following terms shall have the following meanings:

(a)     “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(b)     “Common Stock” means (i) the Company’s common stock, par value $.002 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

(c)     “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

(d)     “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(e)     “Organic Change” means any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or other transaction, in each case which is effected in such a way that Holders of Common Stock are entitled to receive securities or assets with respect to or in exchange for Common Stock.

(f)     “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

[Signature Page Follows]

        IN WITNESS WHEREOF, the Company has caused this AIR to be duly executed as of the Issuance Date set out above.

INTEGRATED BIOPHARMA, INC.

By: /s/ E. Gerald Kay
Name: E. Gerald Kay
Title:Chief Executive Officer